SIXTH Amendment to Amended and
Restated Revolving Credit Agreement

This Sixth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of November 18, 2014, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), Bank of America, N.A. together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).
Preliminary Statements
A.The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.Upon the effectiveness of this Amendment, Borrower shall repay all amounts owing to Branch Banking and Trust Company (“BB&T”) under the Credit Agreement and BB&T shall cease to be a Lender under the Credit Agreement and Loan Documents.
C.The Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1The following definitions in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:
“Borrowing Base” means, as of any time it is to be determined, the product of the Advance Rate multiplied by the remainder of (x) the then outstanding unpaid amount of Eligible Finance Receivables minus (y) all unearned finance charges and unearned insurance premiums and insurance commissions applicable to such Eligible Finance Receivables.
“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof). The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $680,000,000 as of November ___, 2014 (as may be adjusted pursuant to the terms of that Sixth Amendment to Amended and Restated Revolving Credit Agreement dated as of such date among the Borrower, the Administrative Agent and the Lenders).
“Termination Date” means June 15, 2016, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.
1.2The following definitions are added to Section 5.1 of the Credit Agreement (Definitions):

“Advance Rate” means the following percentage based upon the Collateral Performance Indicator as of the end of each month then most recently ended for which monthly reports have been delivered to Agent, pursuant to Section 8.20 of this Agreement:

Collateral Performance Indicator	Advance Rate
Less than or equal to 18%	85%
Greater than 18% but less than or equal to 19%	84%
Greater than 19% but less than or equal to 20%	83%
Greater than 20% but less than or equal to 21%	82%
Greater than 21% but less than or equal to 22%	81%
Greater than 22%	80%

“Collateral Performance Indicator” means as of the end of each calendar month, the sum of (a) the rolling three (3) month average 60+ day delinquency percentage (the percentage defined as (x) Finance Receivables for which payment is sixty (60) or more days contractually past due, divided by (y) total Finance Receivables at such date); plus (b) (i) net charge-offs for the eight (8) month period ending on such date divided by (ii) average net Finance Receivables during the eight (8) month period ending on such date.
1.3The following new Section 8.4(c) is added to the Credit Agreement (Compliance with Laws):

(c) Notices. The Borrower shall promptly notify the Administrative Agent of (i) any enforcement action or investigation instituted or, to Borrower’s or any Subsidiary’s knowledge, threatened, against Borrower or any of its Subsidiaries by any governmental authority, including without limitation any proceeding or action to be commenced by the filing of a stipulation and consent; or (ii) receipt by Borrower or any of its Subsidiaries of an “Early Warning Notice,” “Notice and Opportunity to Respond and Advise” or “Civil Investigative Demand” from the Consumer Financial Protection Bureau or similar notice or request from any other Governmental Authority.
1.4The following new Section 8.23 is added to the Credit Agreement (Collateral Performance Indicator):

Section 8.23    Collateral Performance Indicator. The Borrower will maintain a Collateral Performance Indicator of less than or equal to twenty four percent (24%) as of the end of each calendar month.
1.5The following new Section 8.24 is added to the Credit Agreement (Chattel Paper Review):

Section 8.24    Chattel Paper/Jurisdictions. (a) Upon the Administrative Agent’s request from time to time, the Borrower shall engage outside legal counsel reasonably acceptable the Administrative Agent (at the Borrower’s sole cost and expense) to undertake a review of Finance Receivable documentation of the Borrower and its Subsidiaries. The Borrower shall provide the Administrative Agent with copies of such review within sixty (60) days after each such request with the results of such documentation review to be acceptable to the Administrative Agent in all material respects.
(b) The Borrower shall promptly (i) notify the Administrative Agent of either (A) the Borrower or any of its Subsidiaries conducting business in any new jurisdiction, and (B) the Borrower or any of its Subsidiaries making any material modifications to its respective Finance Receivable documentation and (ii) upon the request of the Administrative Agent, provide the Administrative Agent a list of jurisdictions in which the Borrower and its Subsidiaries conduct business and licenses held in each such jurisdiction.
1.6Section 9.1(d) of the Credit Agreement (Covenant Default) shall be amended and restated as follows:

(d) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 8.7 through 8.18, both inclusive, Section 8.21, Section 8.23 or Section 8.24 hereof; or

1.7The following provision is added to the end of Section 12.13 of the Credit Agreement (Amendments):

Without regard to any other provision hereof, if any Lender (for such purpose, a “Dissenting Lender”) dissents to any action the Administrative Agent desires to take requiring either the unanimous consent of Lenders or the consent of the Required Lenders or fails to respond to Administrative Agent within five (5) Business Days of Administrative Agent’s request for a consent, either the Borrower (if no Event of Default or Default is outstanding and with the prior written consent of the Administrative Agent, in its sole and absolute discretion) or the Administrative Agent may compel such Dissenting Lender to assign its entire Commitment (either to one or more existing Lenders or other financial institution(s) who is to become a Lender pursuant to the terms hereof) so long as (i) such Dissenting Lender receives written notice of such intended assignment (and the proposed effective date thereof) within one hundred twenty (120) days of its providing its dissent to the Administrative Agent or such Dissenting Lender failing to respond to the Administrative Agent within the required five (5) Business Day period and the effective date of such intended assignment is not later than ten (10) days thereafter and (ii) the Dissenting Lender receives full payment on the effective date of such assignment of its entire portion of the outstanding Obligations, with accrued interest and unpaid fees to such date.

1.8	Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

1.9
On June 15, 2015, so long as no Event of Default or Default is then outstanding, (a) the Borrower shall repay all amounts owing to TD Bank, NA (“TD Bank”) under the Credit Agreement, (b) TD Bank shall cease to be a Lender under the Credit Agreement and Loan Documents, (c) each remaining Lender’s portion of the outstanding Obligations shall be reflective of, and in accordance with, each such Lender’s Commitment Percentage of the Obligations as calculated by the terms of the Credit Agreement (as amended hereby) and (d) Administrative Agent shall notify each such remaining Lender on or before such date of the corresponding adjustments implemented or to be implemented. Failure of the Borrower to perform under this Section 1.9 shall constitute an Event of Default under the Credit Agreement, and the Termination Date for all Lenders shall thereupon be November 19, 2015.

Section 2.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):
2.1The Borrower and the Lenders, shall have executed and delivered this Amendment to the Administrative Agent.

2.2The Borrower shall have executed and delivered to the Administrative Agent (for delivery to the relevant Lenders) replacement Notes in the amount of the respective Commitments of the Lenders after giving effect to this Amendment.

2.3The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

2.4The Borrower shall have paid to Administrative Agent non-refundable fee for the benefit of each Lender executing this Amendment in the amount set forth on Schedule 2 attached hereto, which fees shall be fully earned by such Lenders upon the effectiveness of this Amendment.

2.5Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Upon the satisfaction of the conditions precedent set forth above on the Effective Date, all loans outstanding under the Credit Agreement shall remain outstanding as the initial Borrowing of Loans under this Agreement and the Lenders each agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant pro rata share of outstanding Loans based on their Commitments as in effect after giving effect hereto. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

Section 3.	Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

4.1Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein. Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.
4.3The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

4.4This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

[Signature Page to Sixth Amendment to Amended and Restated Revolving Credit Agreement]

This Amendment is entered into as of the date and year first above written.

World Acceptance Corporation

By
A. Alexander McLean III, Chief Executive Officer

Accepted and agreed to:

Wells Fargo Bank, National Association, individually as a Lender and as Administrative Agent and Collateral Agent

By
William M. Laird, Senior Vice President

Bank of America, N.A.

By
Name
Title

BANK OF MONTREAL
By_______________________________ Name Title

Capital One, National Association

By
Name
Title

TD Bank, NA

By
Name
Title

Texas Capital Bank, National Association

By
Name
Title

First Tennessee Bank National Association

By
Name
Title

Acknowledgment and Consent
Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Sixth Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.
[Signature Page to Acknowledgement and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Sixth Amendment to Amended and Restated Revolving Credit Agreement set forth above.
Dated as of November ___, 2014.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Company of South Carolina, LLC
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Company of Kentucky LLC
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas
World Finance Company of Indiana, LLC
World Finance Company of Mississippi, LLC

By
A. Alexander McLean III, its Chief Executive Officer

WFC Limited Partnership

By WFC of South Carolina, Inc.,
as sole general partner
By
A. Alexander McLean III, its Chief Executive Officer